SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                           COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      5)    Total fee paid

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
                                    --------------------------------------------
      2)    Form, Schedule or Registration Statement No.:
                                                         -----------------------
      3)    Filing Party:
                          ------------------------------------------------------
      4)    Date Filed:
                        --------------------------------------------------------

                           COMMUNITY BANKSHARES, INC.
                              791 Broughton Street
                              Post Office Box 2086
                        Orangeburg, South Carolina 29115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 19, 2003


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Community Bankshares, Inc., a South Carolina corporation (the "Company"), will be held at Orangeburg National Bank, 791 Broughton Street, Orangeburg, South Carolina at 3:00 p.m., on Monday, May 19, 2003, for the following purposes:

     (1) To elect five directors to each serve three-year term, one director to serve a two-year term, and one director to serve a one-year term; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Company at the close of business on April 1, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT (803) 535-1060 or (888) 329-1060. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY THE RECORD OWNER OF SHARES AT ANY TIME BEFORE IT IS EXERCISED.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By Order of the Board of Directors



                                            William W. Traynham
                                            President

Orangeburg, South Carolina
April 15, 2003

                           Community Bankshares, Inc.
                              791 Broughton Street
                              Post Office Box 2086
                        Orangeburg, South Carolina 29115


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             to be Held May 19, 2003

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of Community Bankshares, Inc., a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at Orangeburg National Bank, 791 Broughton Street, Orangeburg, South Carolina at 3:00 p.m. on Monday, May 19, 2003, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone or other electronic means by directors, officers and regular employees of the Company. The Company may also ask banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 15, 2003.

      The Company's principal executive offices are located at 791 Broughton Street, Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 535-1060 or (888) 329-1060.

                                  ANNUAL REPORT

      The Annual Report on Form 10-K covering the Company's fiscal year ended December 31, 2002, including financial statements, constitutes the Company's Annual Report to Shareholders and is included (without exhibits) with this Proxy Statement. Such Annual Report does not form any part of the material for solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder who returns the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Community Bankshares, Inc., 791 Broughton Street, Orangeburg, South Carolina 29115, Attention: William W. Traynham, President. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its no par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on April 1, 2003 (the "Record Date"), the Company had issued and outstanding 4,304,384 shares of Common Stock, which were held of record by approximately 2,087 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      If the shareholder appropriately specifies how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. If the shareholder does not specify how the proxy is to be voted, the proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder of the Company who wishes to present a proposal for action at the 2004 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company, 791 Broughton Street, Orangeburg, South Carolina 29115, Attention: William W. Traynham, President. Any shareholder who wishes for the Company to include any such proposal in its proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company to Mr. Traynham's attention no later than December 16, 2003. If any shareholder proposal is not received by Mr. Traynham by March 1, 2004, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents. Only proper proposals that are timely received will be included in the Company's proxy statement and proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 1, 2003, the number and percentage of outstanding shares beneficially owned by (i) each director and director nominee of the Company, (ii) each person named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.

                                                                                     Number of              % of
                                                                                       Shares              Common
                                          Position in the Company                   Beneficially            Stock
 Name                                          and the Banks*                           Owned             Ownership**
 ----                                          --------------                           -----             -----------
E. J. Ayers, Jr.                  Director CBI, ONB, SNB, FNB, BR and CRM,          91,250    (1)          2.11%
                                 Chairman CRM, Chairman and Chief Executive
                                               Officer of CBI
Alvis J. Bynum                              Director CBI and SNB                    32,685    (2)             **
Martha Rose C. Carson                       Director CBI and ONB                    66,190    (3)          1.53%
Anna O. Dantzler                            Director CBI and ONB                    99,500    (4)          2.31%
A. Wade Douroux                  Director CBI and CRM, President and Chief          66,818    (5)          1.55%
                                          Executive Officer of CRM
Thomas B. Edmunds                           Director CBI and BR                     20,000    (6)             **
J. M. Guthrie                      Director CBI and ONB, Chairman of ONB,          167,750    (7)          3.89%
                                    Chairman Executive Committee of CBI

William A. Harwell                Director CBI and BR, President and Chief          41,602    (8)             **
                                          Executive Officer of BR
Richard L. Havekost                         Director CBI and FNB                    12,450    (9)             **
Phil P. Leventis                   Director CBI and SNB, Chairman of SNB            44,181   (10)          1.02%
Jesse A. Nance                   Director CBI and FNB, President and Chief          15,701   (11)             **
                                          Executive Officer of FNB
J. V. Nicholson, Jr.                  Director CBI and Chairman of BR              135,000   (12)          3.14%
William H. Nock                Director CBI and SNB, Chief Executive Officer        64,257   (13)          1.49%
                                            and President of SNB
Samuel F. Reid, Jr.                         Director CBI and ONB                    53,702   (14)          1.24%
William W. Traynham              Director CBI, ONB, SNB, FNB, BR, and CRM,          60,410   (15)          1.40%
                                President and Chief Financial Officer of CBI
J. Otto Warren, Jr.              Director CBI and ONB, Vice Chairman of CBI        176,519   (16)          4.09%

Wm. Reynolds Williams                      Director CBI and FNB,                    12,188   (17)             **
                                              Chairman of FNB
Michael A. Wolfe               Director CBI and ONB, Chief Executive Officer        58,706   (18)          1.36%
                                            and President of ONB
All executive officers and                                                       1,218,909   (19)         27.35%
directors as a group (18 persons)

*CBI - the Company; ONB - Orangeburg National Bank; SNB - Sumter National Bank; FNB - Florence National Bank; BR - Bank of Ridgeway; CRM - Community Resource Mortgage

**Percentages not show are less than one percent.

(1) Includes 1,680 shares owned by Nancy R. Ayers, Mr. Ayers' wife; 2,030 shares owned by an IRA for the benefit of Nancy R. Ayers; 1,680 shares held by an IRA for the benefit of Mr. Ayers; and 10,250 shares subject to stock options which are currently exercisable.
(2) Includes 5,874 shares owned by Marjorie F. Bynum, Mr. Bynum's wife; and 8,150 shares subject to stock options which are currently exercisable.
(3) Includes 10,250 shares subject to stock options which are currently exercisable.
(4) Includes 10,500 shares held jointly with Charlton Ardis, Mrs. Dantzler's son; and 10,500 shares subject to stock options which are currently exercisable.
(5)  Includes 11,139 shares that were held in escrow until mid-March 2003.
(6)  Includes 10,500 shares held by Lucy Edmunds, Mr. Edmund's wife.
(7) Includes 157,500 shares owned jointly with Lou D. Guthrie, Mr. Guthrie's wife; and 10,250 shares subject to stock options which are currently exercisable.
(8) Includes 14,100 shares held jointly with Kathyrn Harwell, Mr. Harwell's wife; 9,000 shares held by Smith Barney in an IRA for the benefit of Mr. Harwell; 5,000 shares held by Smith Barney in an IRA for the benefit of Mrs. Harwell, and 11,840 shares held by Smith Barney with Mr. Harwell as a co-trustee.
(9) Includes 4,050 shares subject to stock options which are currently exercisable.
(10) Includes 11,168 owned by LPT Enterprises, a limited partnership; 2,483 shares owned by an IRA for the benefit of Mr. Leventis; 22,380 shares held by Raymond James in an IRA for the benefit of Mr. Leventis; and 8,150 shares subject to stock options that are currently exercisable.
(11) Includes 4,784 shares owned by an IRA for the benefit of Mr. Nance; 553 shares owned by Martha F. Nance, Mr. Nance's wife; and 10,250 shares subject to stock options which are currently exercisable.
(12) Includes 67,500 shares owned by Ellen Nicholson, Mr. Nicholson's wife.
(13) Includes 1,394 shares owned by the Nock Family Trust; 483 shares owned by an IRA for the benefit of Linda H. Nock, Mr. Nock's wife; 40,508 shares held by Paine Webber for benefit of Mr. Nock; 2,829 shares held by Scott & Stringfellow for the benefit of Linda Nock; and 18,650 shares subject to stock options which are currently exercisable.
(14) Includes 14,052 shares held by Mr. Reid as trustee for his minor children; 16,800 shares owned by Rosa G. Reid, Mr. Reid's wife; and 10,250 shares subject to stock options which are currently exercisable.
(15) Includes 18,436 shares owned jointly with Margaret S. Traynham, Mr. Traynham's wife; 2,090 shares owned jointly with children; and 18,650 shares subject to stock options which are currently exercisable.
(16) Includes 53,009 shares owned by Mildred J. Warren, Mr. Warren's wife; and 10,250 shares subject to stock options which are currently exercisable.
(17) Includes 4,738 shares owned jointly with Mary T. Williams, Mr. Williams' wife; and 4,050 shares subject to stock options which are currently exercisable.
(18) Includes 2,206 shares owned by Joye McGrady Wolfe as custodian for minor children; and 18,650 shares subject to stock options which are currently exercisable.
(19) Includes 153,100 shares subject to stock options which are currently exercisable.

                              ELECTION OF DIRECTORS

      The Bylaws of the Company provide for a Board of Directors consisting of not less than nine nor more than twenty-four directors divided into three classes each serving three-year staggered terms. The number of directors is currently fixed by the Board at eighteen. Five directors have been nominated for re-election by the shareholders at the 2003 Annual Meeting to serve for three-year terms, one director has also been nominated for election to serve a two-year term and one director has been nominated for election to serve a one-year term. All directors serve until their successors are elected and qualified to serve. All of the nominees are presently directors of the Company and have served continuously since first becoming directors.

      Should any of the nominees become unable or unwilling to serve upon election, the proxy agents intend to vote for the election, in his or her stead, of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the proposed directors will be unable or unwilling to serve if elected.

                                   MANAGEMENT

Directors

      The table below sets forth the age, business experience for the past five years, and term in office for each of the directors of the Company. Each of the directors of the Company is also a director of one or more of the Company's subsidiaries as shown in the table on page 3. There are no family relationships among any of the directors or executive officers of the Company.

Name, Address (and age)       Director Since            Business Experience During the Past 5 Years
-----------------------       ---------------           -------------------------------------------

                    Nominees for Election to Serve Until 2006

E. J. Ayers, Jr. (70)                1987*              Chairman of the Board of Directors and Chief Executive
Orangeburg, S.C.                                        Officer  of  the  Company  since  January,   1999;  retired
                                                        President,  C.M.  Dukes Oil Co., oil  distributor  and auto parts supplier

Alvis J. Bynum (65)                  1996               Retired President, Cities Supply Co., waterwork supplies
Sumter, S.C.                                            distributor

J. Otto Warren, Jr. (75)             1987*              President, Warren and Griffin Lumber Co., Inc. and Home
Orangeburg, S.C.                                        Builder's Supply Co., Inc., builders' supply and lumber
                                                        manufacturer

Jesse A. Nance (49)                  1998                President and Chief Executive Officer of Florence National
Florence, S.C.                                          Bank since July,  1998;  Vice President of the Company from
                                                        June,  1997 to July,  1998;  Vice  President of First Union
                                                        National  Bank of South  Carolina  from  November,  1989 to
                                                        June, 1997

J. V. Nicholson, Jr. (58)                               Retired  dentist;  Chairman  Bank of  Ridgeway  since 2001;
                                                        Chairman Ridgeway Bankshares from 2001 to June 2002

                    Nominee for Election to serve Until 2005

Thomas B. Edmunds (65)                                  Retired financial consultant, Merrill Lynch

                    Nominee for Election to Serve Until 2004

William A. Harwell (54)                                 President and Chief Executive Officer of Bank of Ridgeway
Winnsboro, S.C.                                         since  1982;  President  and  Chief  Executive  Officer  of
                                                        Ridgeway Bancshares from 1999 to June 2002

                  Current Directors Whose Terms Expire in 2005

Martha Rose C. Carson (67)           1987*              President,   Marty  Rae,   Inc.,   apparel  and   furniture
Orangeburg, S.C.                                        retailers


A. Wade Douroux (31)                 2001               President and Chief Executive Officer, Community Resource
Columbia, S.C.                                          Mortgage, Inc.

J. M. Guthrie (75)                   1987*              President, Superior Motors, Inc., Vice President, Superior
Orangeburg, S.C.                                        Honda car dealerships; Chairmanof the  Board of  Directors of Orangeburg National Bank since March 1998


                                       5

Phil P. Leventis (57)                1996               President and Chief Executive Officer, Dixie Central
Sumter, S.C.                                            Distributing  Co., Inc.,  wholesale  beverage  distributor;
                                                        member of the South  Carolina  State  Senate;  Chairman  of the Board of Directors of Sumter  National  Bank since June 1996

Wm. Reynolds Williams (57)           1998               Attorney, Managing Partner, Willcox, Buyck & Williams,
Florence, S.C.                                          P.A.;  Chairman  of the  Board  of  Directors  of  Florence
                                                        National Bank since July 1998

Michael A. Wolfe (45)                1992*              President of Orangeburg National Bank since 1992,
Orangeburg, S.C.                                        Chief Executive  Officer of Orangeburg  National Bank since
                                                        June 1996

                  Current Directors Whose Terms Expire in 2004

Anna O. Dantzler (63)                1994               Retired since 1989; former customer service representative
Orangeburg, S.C.                                        for Orangeburg National Bank

Richard L. Havekost (62)             1998               Licensed professional engineer; Principal in Raldex, Inc.
Florence S.C.                                           (investor in motel  properties);  Principal  and  Secretary
                                                        of  RDBP,  Inc.   (retail   beverage   store);   1967-1993,
                                                        employed by Nucor Corp.  in various  capacities,  including
                                                        Vice  President of Nucor Corp.  and General  Manager of the
                                                        Florence Division

William H. Nock (57)                 1996               President  and Chief  Executive  Officer,  Sumter  National
Sumter, S.C.                                            Bank since June 1996


Samuel F. Reid, Jr. (54)             1994               Attorney, Horger, Barnwell & Reid
Orangeburg, S.C.

William W. Traynham (47)             1992*              President and Chief Financial Officer of the Company
Orangeburg, S.C.

--------------------
* Includes service as Director of Orangeburg National Bank prior to formation of the Company in 1992.

Executive Officers

         Information about Mr. Ayers, the Chief Executive Officer of the Company, and Mr. Traynham, the President and Chief Financial Officer of the Company, is set forth above under "--Directors."

Meetings of the Board of Directors and Committees

         The Board of Directors of the Company held 12 meetings during 2002. Each director, except Mrs. Carson, Mr. Warren and Mr. Williams, attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he or she served during the period in 2002 for which he served as director.

         The Company has an Audit Committee comprised of Alvis J. Bynum (chairman), Martha Rose C. Carson, Thomas B. Edmunds, Anna O. Dantzler, Richard
L. Havekost, Samuel F. Reid, Jr. and J. Otto Warren, Jr., all of whom are non-employee directors. The Audit Committee oversees the internal and external audit function. The Audit Committee met 7 times in 2002. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined in Section 121 (A) of the American Stock Exchange's listing standards, as modified or supplemented.

         The Company has a Compensation Committee comprised of Richard L. Havekost (chairman), Wm. Reynolds Williams, J. M. Guthrie, Samuel F. Reid, Phil
P.  Leventis,  Thomas  B.  Edmunds,  J. V.  Nicholson  and Alvis J.  Bynum.  The
Compensation Committee makes recommendations to the Board of Directors concerning the compensation for the senior officers of the Company. The Compensation Committee met three times during 2002.

Nomination of Directors

         The Company's Articles of Incorporation provide that no person shall be eligible to be elected a director at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at the meeting by giving written notice of such nomination to the Secretary of the Company at least 30 days prior to the date of the meeting.

         The Board of Directors acts as a nominating committee and will consider recommendations by shareholders of persons to be included as management nominees for directors if the following procedures are met. Recommendations shall be in writing and be delivered or mailed to the President of the Company not less than 60 days or more than 90 days prior to any meeting of shareholders called for the election of directors. Such recommendations shall contain the following information to the extent known by the shareholder making the recommendation:
(1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares that will be voted for each proposed nominee; (4) the name and residence address of the shareholder making the recommendation; and (5) the number of shares owned by the shareholder making the recommendation.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table summarizes for the years ended December 31, 2002, 2001 and 2000 the compensation awarded to, earned by or paid to the Chairman and Chief Executive Officer of the Company and to executive officers of the Company or its subsidiaries who earned, were awarded or paid compensation greater than $100,000 in 2002.

                          Summary Compensation Table(1)

                                                                                                   Long-Term
                                                                                                 Compensation
                                                                               Annual               Awards
                                                                            Compensation          Securities
                                                                            ------------          Underlying           All Other
                                                               Year    Salary        Bonus          Options         Compensation (2)
                                                               ----    ------        -----          -------         ----------------

E. J. Ayers, Jr.                                               2002    $ 82,000      $28,182              -              $ 5,965
Chairman and Chief Executive Officer of                        2001      82,000       17,258          5,000                2,460
Community Bankshares                                           2000      82,000            -              -               12,163

William W. Traynham                                            2002    $135,000      $46,396              -              $ 5,151
President of Community Bankshares                              2001     135,000       28,414          5,000                4,333
                                                               2000     135,000        9,450              -               23,562

Michael A. Wolfe                                               2002    $135,000      $46,396              -               $5,307
President and Chief Executive Officer of                       2001     135,000       28,414          5,000                5,869
Orangeburg National Bank                                       2000     135,000        9,450              -               26,268

William H. Nock                                                2002    $135,000      $46,396              -               $6,063
President and Chief Executive Officer of                       2001     135,000       28,414          5,000                4,185
Sumter National Bank                                           2000     135,000        4,050              -                4,050

Jesse A. Nance                                                 2002    $124,930      $30,480              -               $3,315
President and Chief Executive Officer of                       2001     117,874       15,527          5,000                3,248
Florence National Bank                                         2000     109,847        5,737              -                3,220

A. Wade Douroux (3)                                            2002     $96,000      $85,396              -               $2,750
President and Chief Executive Officer                          2001      16,000       11,833              -                    -
Community Resource Mortgage Inc                                2000         n/a          n/a            n/a                  n/a

------------------

(1) Mr. William A. Harwell is President and Chief Executive Officer of Bank of Ridgeway, which became a subsidiary of the Company on July 1, 2002. Because the Bank of Ridgeway was only a subsidiary of the Company for six months of 2002, Mr. Harwell's compensation in the capacity of executive officer of a subsidiary of the Company was less than $100,000. Therefore, he is not included in the table for 2002.
(2) This column sets forth Company contributions made on behalf of the named executive officers to the 401(k) plan maintained by the Company for all eligible employees. For Messrs. Wolfe and Traynham, it also includes unused sick and vacation leave payments in 2000. Such payments totaled $7,780 to each of Mr. Wolfe and Mr. Traynham.
(3) Mr. Douroux became a director and executive officer of the Company November 1, 2001.

       Aggregated Option Exercises in 2002 and 2002 Year End Option Values

         The following table sets forth information about stock options held at December 31, 2002 by the executive officers listed in the Summary Compensation Table. No options were exercised or granted in 2002.

                                           Number of Securities                   Value of Unexercised
                                          Underlying Unexercised                      In-the-Money
                                            Options 12/31/02                       Options 12/31/02(1)
                                            ----------------                       -------------------
Name                                Exercisable(2)     Unexercisable(3)      Exercisable       Unexercisable
----                                --------------     ----------------      -----------       -------------

E. J. Ayers                             10,250                   -            $44,205               $  -
Jesse A. Nance                          10,250                   -             44,205                  -
William H. Nock                         18,650                   -            116,697                  -
William W. Traynham                     18,650                   -            116,697                  -
Michael A. Wolfe                        18,650                   -            116,697                  -

----------------------
(1) Based on a fair value of $16.25 per share, the closing price of a share of the Company's common stock on December 31, 2002.
(2) Each of the above persons holds options for 5,250 shares at an exercise price per share of $12.83 and 5,000 shares at an exercise price per share of $11.00. Messrs. Nock, Traynham and Wolfe also each have options for 8,400 shares at an exercise price per share of $7.62.

Compensation Committee Interlocks And Insider Participation

         The members of the Compensation Committee for the year ended December 31, 2002 were Richard L. Havekost, Chair, Alvis J. Bynum, Thomas B. Edmunds, J.
V. Nicholson, J. M. Guthrie, Phil P. Leventis, Samuel F. Reid and Wm. Reynolds Williams.

         The law firm of Horger, Barnwell & Reid, L.L.P., in which Samuel F. Reid is a partner, provided legal services to the Company in 2002, and is continuing to provide legal services to the Company in 2003. The law firm of Willcox, Buyck & Williams, P.A. in which Wm. Reynolds Williams is a member, provided legal services to the Company in 2002, and is continuing to provide legal services to the Company in 2003.

Board Report On Executive Officer Compensation

Board Report on Executive Officer Compensation

         The Compensation Committee is required to report to the shareholders the basis for the Compensation Committee's action in establishing compensation for the Company's and its subsidiaries' executive officers.

         The Company's compensation program is designed to retain and reward executive officers that are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's and its subsidiaries' executive officers is reviewed and approved annually by the Compensation Committee.

         Annual compensation for the Company's Chief Executive Officer and other senior executive officers consists of three elements.

          o A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided key executives of other financial institutions of similar size and performance.

          o A short-term cash incentive program that is directly linked to individual performance and to the Company's and, where applicable, the subsidiary's performance. Incentive payments for employees of subsidiaries are paid one-half by the employing subsidiary and one-half by the Company. Incentive payments for the Chief Executive Officer and the President of the Company are paid by the Company.

          o A long-term incentive program that provides stock options to executive officers from time to time. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of a stockholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases over the option grant price.

         For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2002, the Company set the base salary for Mr. Ayers, the Chief Executive Officer, at $82,000. During 2002 the Committee set the base salary for each of Mr. Wolfe, President of Orangeburg National Bank, Mr. Nock, President of Sumter National Bank, and Mr. Traynham, President of the Company at $135,000. The base salary for Mr. Nance, President of Florence National Bank, was $124,930. The base salary for Mr. Douroux, President of Community Resource Mortgage Inc., was $96,000.

         The Compensation Committee annually reviews national, regional, statewide, and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's projected 2002 financial performance. In addition, the Committee annually sets a base level of consolidated income before taxes, which was $4.7 million for 2002. Income earned above that level is multiplied by a factor of 4.5% to determine the amount available for incentive payments to senior officers. This performance indicator is updated annually based on current economic conditions and expectations.

         For the Company's key executives, the Compensation Committee has considered cash incentive bonuses based on 2002 results payable in 2003 that ranged up to over 30% of base salary. The plan is designed so that over time incentive payments may be as much as 40% of base pay. For purposes of determining the cash incentive bonus payable during 2003 for 2002, the Company considered actual operating results and individual performances of the involved officers. The Committee completed its recommendations in early 2003 and the Boards of Directors approved them in January and February 2003.

         During 2003, Messrs. Traynham, Wolfe, and Nock were each paid a bonus of $46,396 for 2002, Mr. Ayers was paid a bonus of $28,182, and Mr. Nance was paid a bonus of $30,480.

         During 2003, Mr. Douroux was a paid a bonus of $85,396 for 2002. His bonus was related to terms and conditions of the merger agreement between the Company and Resource Mortgage negotiated in late 2001. This bonus agreement was operative for only the first year that the mortgage company was a subsidiary of the Company.

         This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer.

        Richard L. Havekost, Chairman       Phil P. Leventis
        Alvis J. Bynum                      J. V. Nicholson, Jr.
        Thomas B. Edmunds                   Samuel F. Reid
        J. M. Guthrie                       Wm. Reynolds Williams

Shareholder Performance Graph

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

         The performance graph below compares the Company's cumulative total return over the most recent five year period with the Russell 2000 Index (reflecting overall stock market performance for small cap stocks) and the SNL Southeast Bank Index (reflecting changes in banking industry stocks in the southeastern U. S.), and a peer group index consisting of all the publicly traded banks and thrifts in South Carolina. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. Values presented for the Company are based on transactions as reported through the American Stock Exchange.



                                                                           Period Ending
                                                                           -------------
Index                                             12/31/97    12/31/98   12/31/99    12/31/00    12/31/01    12/31/02
-----                                             --------    --------   --------    --------    --------    --------
Community Bankshares, Inc.                          100.00      103.39      97.00       87.82      106.34      135.64
Russell 2000                                        100.00       97.45     118.17      114.60      117.45       93.39
SNL Southeast Bank Index                            100.00      106.46      83.77       84.12      104.79      115.76
Publicly Traded Banks and Thrifts in SC             100.00      101.73      77.42       64.60       88.87      107.28

Change of Control Agreements and Employment Agreements

         In 1999, the Company entered into Change of Control Agreements with Messrs. Ayers, Traynham, Wolfe, Nock and Nance. The principal purpose of the agreements is to protect these executives against a change in control of the Company. The agreements provide that, if within five years after the date of the agreements, any change of control of the Company is effected, then the executive will be entitled to certain benefits. A change of control of the Company will be deemed to have been effected for purposes of the Agreement if: (i) voting control of the Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) the Company is merged with or into any other entity and the Company is not the surviving entity of the merger, (iii) voting control of any subsidiary of the Company by which the executive is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any subsidiary of the Company by which the executive is principally employed is merged with or into another entity that is not also a subsidiary of the Company and such subsidiary is not the surviving entity of the merger. If the executive terminates his employment with the Company or his employment is terminated by the Company at any time within six months following the effective date of a change in control, the executive will be entitled to a lump sum payment equal to twice his annual salary in effect at the date of termination. The Agreement requires certain adjustments in the event that the lump sum payment exceeds the amount prescribed by Section 280G of the Internal Revenue Code. The term of the Agreement extends automatically for an additional year on each annual anniversary thereof, unless the Company gives 30 days prior notice to the executive that the term will not be extended.

         CBI entered into employment agreements with A. Wade Douroux, President and Chief Executive Officer of Community Resource Mortgage, Inc., in October 2001, and with William A. Harwell, President and Chief Executive Officer of the Bank of Ridgeway, in July 2002. Mr. Douroux's contract is for an initial term of three years, and Mr. Harwell's contract for an initial term of five years. Each contract is for an initial term and at the end of the term automatically renews for an additional year unless notice is given according to the terms of the contract. The contracts specify compensation and other benefits appropriate to the nature of Messrs. Douroux's and Harwell's employment. The contracts also provide the employees with protection in the event of a change in control of the corporation under terms and conditions comparable to those outlined above for the Change of Control Agreements.

         The foregoing descriptions of the Change of Control Agreements and Employment Agreements are merely summaries of such agreements and are qualified in their entirety by reference to the agreements, which are included in the Company's filings with the Securities and Exchange Commission.

Director Compensation

         Community Bankshares Inc. paid directors who are not employees of the Company or its subsidiaries $200 per month during 2002. These fees were increased to $400 per month effective in March 2003. Orangeburg National Bank paid $600 per month to its non-employee directors during 2002. These fees were increased to $800 per month effective in April 2003. Sumter National Bank paid $450 per month to its non-employee directors during most of 2002. These fees were increased to $600 per month effective in the fourth quarter of 2002. Florence National Bank paid $300 per month to its non-employee directors during 2002. These fees were increased to $500 per month effective in April 2003. The Bank of Ridgeway paid $400 per month to its non-employee directors during the six month period ended December 31, 2002. Community Resource Mortgage Inc. does not pay any director fees. The foregoing director fees totaled $190,200 for Community Bankshares Inc. and its subsidiaries in 2002.

Stock Plan

         At the 2001 Annual Meeting, shareholders voted to amend the 1997 Stock Option Plan for the purpose of increasing the number of shares reserved for issuance under the Plan from 285,600 to 485,600 and permitting participation in the Plan by non-employee directors of the Company. Of the additional shares, 100,000 were reserved for issuance pursuant to the exercise of incentive stock options and 100,000 were reserved for issuance pursuant to the exercise of non-qualified stock options.

         Options may be granted pursuant to the plan to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. At December 31, 2001, the Company and its subsidiaries had 126 employees. Non-employee directors are also permitted to participate in the Plan. Such non-employee directors are only eligible to be granted non-qualified stock options.

         All incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date grant, as determined by the Board of Directors. Non-qualified options will have such exercise prices as may be determined by the Board of Directors at the time of grant, and such exercise prices may be less than fair market value. The Board of Directors may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Board of Directors also selects the employees to receive grants under the plan and determines the number of shares covered by options granted under the plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options, the exercise price and the exercise date of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. The Board of Directors may amend, suspend or terminate the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The plan will terminate on March 16, 2007, and no options will be granted thereunder after that date.

         There are currently outstanding incentive options to purchase 221,230 shares and nonqualified options to purchase 162,050 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The banks have loan and deposit relationships with some of the directors of the Company and some of the directors of the subsidiaries of the Company and with companies with which the directors are associated as well as members of the immediate families of the directors ("Affiliated Persons"). (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) The total loans outstanding to these parties at December 31, 2002, were $13,942,000. Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

         The law firm of Horger, Barnwell & Reid, L.L.P. in which Samuel F. Reid, a director of the Company, is a partner, provided legal services to the Company in 2002, and is continuing to provide legal services to the Company in 2003. The law firm of Willcox, Buyck & Williams, P.A. in which Wm. Reynolds Williams, a director of the Company, is a member also provided legal services to the Company in 2002, and is continuing to provide legal services to the Company in 2003.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                                   COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion during 2001, except that the Company inadvertently failed to file timely one Form 4 for each of E. J. Ayers, Michael A. Wolfe and J. M. Guthrie. It is the Company's practice to assist directors with filing of Section 16(a) reports.

                             INDEPENDENT ACCOUNTANTS

         The Audit Committee has appointed J. W. Hunt & Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2003. A representative of J. W. Hunt & Company, LLP is expected to be present at the 2003 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires, and will respond to appropriate questions from shareholders.

Audit Fees

         During 2002, J. W. Hunt & Company, LLP did not bill the Company for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002, but billed $7,200 for reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2002 will be approximately $77,500.

Financial Information Systems Design and Implementation Fees

         During the year ended December 31, 2002, J. W. Hunt & Company, LLP did not provide the Company with any services related to financial information systems design or implementation.

All Other Fees

         During the year ended December 31, 2002, J. W. Hunt & Company, LLP billed the Company an aggregate of $5,085 for tax research and the audit of the Company's 401(k) plan. The Company estimates that J. W. Hunt & Company, LLP will bill an additional $6,185 for services provided for 2002 in connection with tax research and preparation of Federal Home Loan Bank agreed upon procedures reports.

         The Audit Committee has reviewed the services provided by J. W. Hunt & Company, LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining J. W. Hunt's independence.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2002. The Audit Committee has discussed with the Company's independent auditors, J. W. Hunt & Company, LLP, the matters required to be discussed by SAS 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from J. W. Hunt & Company, LLP, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with J. W. Hunt & Company, LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        Alvis J. Bynum, Chair                Richard L. Havekost
        Martha Rose C. Carson                Samuel F. Reid, Jr.
        Anna O. Dantzler                     J. Otto Warren, Jr.
        Thomas B. Edmunds

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including financial statements (but not including exhibits), is being provided free of charge with this Proxy Statement to each shareholder of record. Copies of exhibits to the Form 10-K will be provided upon written request to William W. Traynham, President, Community Bankshares, Inc., Post Office Box 2086, Orangeburg, South Carolina 29116, at a charge of 20(cent) per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                      PROXY

                           COMMUNITY BANKSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF SHAREHOLDERS - Monday, May 19, 2003

     William W. Traynham and Michael A. Wolfe, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Community Bankshares, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 19, 2003, and at any adjournment thereof, as follows:

1.    Election of   [ ] FOR all nominees listed   [ ]  WITHHOLD AUTHORITY
      Directors.        below                          to vote for all nominees
                                                       listed below


            [ ] WITHHOLD  AUTHORITY  only on the following nominees:------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

               Instructions:   To   withhold   authority   to   vote   for   any
               individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES:   Three Year Terms:     E. J. Ayers,  Jr.,  Alvis J. Bynum,  J. Otto
                                  Warren, Jr., Jesse A. Nance and J. V.
                                  Nicholson, Jr.
               Two Year Term:     Thomas B. Edmunds
               One Year Term:     William A. Harwell

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated:                   ,  2003         ---------------------------------------
       ------------------

                                         ---------------------------------------